Exhibit 10.35
AMENDMENT NUMBER 5 TO
LOAN AND SECURITY AGREEMENT

This Amendment Number 5 to Loan and Security Agreement dated as of September 29, 2020, among U.S. BANK NATIONAL ASSOCIATION (“Bank”) and SHIFT TECHNOLOGIES, INC., a Delaware corporation (“STI”) and SHIFT OPERATIONS LLC, a Delaware limited liability company (“SOL”), as co-obligors and co-borrowers and not as accommodation parties (unless otherwise specified herein, STI and SOL are each individually a “Borrower” and collectively the “Borrowers”) (this “Amendment”) amends the Loan and Security Agreement among Borrowers and Bank dated as of October 11, 2018, which has been amended by amendments dated February 14, 2019, September 24, 2019, November 29, 2019 and April 17, 2020 (collectively, the “Loan Agreement”).

In consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrowers and Bank hereby agree as follows:

1.Definitions.

(a) Capitalized terms not otherwise defined in this Amendment shall have the meanings given such terms in the Loan Agreement.

(b) The following defined terms are hereby added to Article 1 of the Loan Agreement in proper alphabetical order as follows:

“Fifth Amendment Date” means September 29, 2020.

“Limited Consent” means that certain Limited Consent dated as of the date hereof and executed by and among Bank, Borrowers and Guarantor.

“Merger Sub” means IAC Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent.

“Parent” means Insurance Acquisition Corp., a Delaware corporation, which on or after the consummation of the Merger (as defined in the Purchase Agreement), will change its name to “Shift Technologies, Inc.”

“Purchase Agreement” means that certain Agreement and Plan of Merger, dated as of June 29, 2020, by and among STI, Parent and Merger Sub, as amended from time to time prior to the Closing Date (as defined therein).

(c) The following terms defined in Article 1 of the Loan Agreement are deleted and replaced with the following defined terms:

“Expiration Date” means December 31, 2020, or such earlier date as may be applicable due to acceleration of Obligations in accordance with the terms of this Agreement.

“Lithia Intercreditor Agreement” means that certain Intercreditor Agreement dated as of October 11, 2018 by and among Bank, Lithia, Borrowers and any and all other “Creditors” (as such term is defined therein) from time to time party thereto, as may be amended, modified, extended, renewed or restated from time to time.

2. Amendments.

(a) Section 5.3 (Existence; Business Activities; Assets) of the Loan Agreement is deleted and replaced with the following:

5.3 Existence; Business Activities; Assets. Except as otherwise provided in the Purchase Agreement, each Borrower will (i) preserve its organizational existence, rights and franchises; (ii) not make any material change in the nature or manner of its business activities; (iii) not liquidate, dissolve, merge or consolidate with or into another entity or change its form of organization or change to or from any form of limited liability entity, and (iv) not sell, lease, transfer or otherwise dispose of all or substantially all of its assets or acquire all or substantially all of the assets or the business of any Person.

(b) Section 5.7 (Warranties and Covenants: Restriction on Indebtedness) of the Loan Agreement is deleted and replaced with the following:

5.7 Restriction on Indebtedness. No Borrower will create, incur, assume or have outstanding any indebtedness for borrowed money (including capitalized leases) except Permitted Indebtedness. “Permitted Indebtedness” means, with respect to any Borrower (i) any indebtedness owing to Bank, (ii) any other indebtedness outstanding on the date hereof and disclosed on Schedule 5.7, (iii) Debt incurred for the acquisition of services, supplies or inventory on normal trade credit in the ordinary course of business, (iv) indebtedness under the Lithia Loan Agreement, (v) indebtedness incurred under any Supplemental Floor Plan Facility, (vi) Subordinated Debt; (vii) reimbursement obligations under corporate credit cards incurred in the ordinary course of business in an aggregate amount outstanding not to exceed $300,000 at any time; (viii) reimbursement obligations with respect to letters of credit issued by Bank and fully secured by cash; (ix) reimbursement obligations with respect to letters of credit not otherwise included in clause (viii) of this Section 5.7 and issued as security for any Borrower’s dealers licenses; provided that the reimbursement obligations for such letters of credit shall not exceed $500,000 in the aggregate at any time, (x) reimbursement obligations with respect to letters of credit not otherwise included in clause (viii) of this Section 5.7 and issued as security for any Borrower’s obligations under leases of real property; provided that the reimbursement obligations for such letters of credit shall not exceed $500,000 in the aggregate at any time, (xi) indebtedness secured by purchase money liens permitted by clause (n) of the definition of “Permitted Liens” set forth in Section 5.25 of this Agreement in an aggregate amount not exceeding $300,000 outstanding at any time; (xii) extensions, refinancings, modifications, amendments and restatements of any item of indebtedness permitted under clauses (i) through (xii) above, provided that the principal amount thereof is not increased; (xiii) indebtedness owing to any Borrower by any other Borrower or to Shift Finance, LLC; (xiv) indebtedness appearing as a claims reserve (or similar term) on the balance sheet of STI and its Subsidiaries, which represents amounts which have been received but which will be expended to pay warranty, return and service claims by customers of STI; (xv) other indebtedness in an aggregate amount not exceeding $500,000 outstanding at any time; (xvi) any unsecured loans (collectively “PPP/CARES Indebtedness”) issued pursuant to either the Paycheck Protection Program (the “PPP Program”) implemented by the Small Business Administration with support from the Department of the Treasury to enable the continued payment of employee wages, salaries, and benefits, and/or the Coronavirus Aid, Relief, and Economic Security (CARES) Act (the (“CARES Program” and together with the PPP Program collectively, the “PPP/CARES Program”), provided that (A) the proceeds of PPP/CARES Indebtedness are used as required by the PPP/CARES Program, and (B) the Borrowers comply in all respects with the PPP/CARES Program requirements. Borrowers shall keep appropriate records of compliance with the requirements of the PPP/CARES Program and deliver to Bank any notice of forgiveness or non-forgiveness of any portion of the PPP/CARES Indebtedness received from the lender of such PPP/CARES Indebtedness within 30 days after such forgiveness or non-forgiveness is obtained under the PPP/CARES Program; and (xvii) indebtedness owing to Stifel Bank to refinance the Borrowers’ indebtedness under the Lithia Loan Agreement.

(c) Section 5.11 (Financial Statements and Reporting) of the Loan Agreement is deleted and replaced with the following:

5.11 Financial Statements and Reporting. The financial statements and other information previously provided to Bank or provided to Bank in the future are or will be complete and accurate in all material respects and, except as otherwise provided herein, prepared in accordance with GAAP. There has been no material adverse change in any Borrower’s financial condition since such information was provided to Bank. Each Borrower will (i) maintain accounting records in accordance GAAP consistently applied throughout the accounting periods involved, (ii) provide Bank with such information concerning the business affairs and financial condition of the Borrowers (including, without limitation, insurance coverage and agreements with manufacturers, distributors, wholesalers or other sellers of Vehicles) as Bank may reasonably request and (iii) upon request and with such frequency as Bank may require, provide Bank with a report containing a listing of all Financed Vehicles by serial number, the number of days it has remained unsold and its Advance Date. In addition, Borrowers shall deliver to Bank each of the following:

a.Within 45 calendar days after the end of each fiscal month, Borrowers’ internally prepared consolidated balance sheet and income statement as of the end of and for such fiscal month, and for the fiscal year to date;

b.After the consummation of the Merger (as such term is defined in the Purchase Agreement), within 45 calendar days after the end of each fiscal quarter, a copy of Parent’s Form 10-Q filed with the SEC;

c.Prior to the consummation of the Merger (as such term is defined in the Purchase Agreement), within 180 calendar days after the end of each fiscal year of Borrowers, Borrowers’ audited consolidated balance sheet and related statements of income, cash flows and retained earnings as of the end of and for such fiscal year, in each case prepared by a certified public accountant selected by Borrowers and reasonably acceptable to Bank; and a copy of such accountant’s management letter, if any. No financial statement shall include a disclaimer or qualified opinion or other adverse accountants’ report, except such as Bank in its sole discretion may determine to be immaterial;

d.After the consummation of the Merger (as such term is defined in the Purchase Agreement), within 120 calendar days after the end of each fiscal year of Parent, a copy of Parent’s Form 10-K filed with the SEC; and

e.With the delivery of the monthly financial information required by subsection (a) of this Section 5.11, and at other times upon Bank’s request, a Compliance Certificate, substantially in the form of Exhibit A attached hereto, showing the calculation of the financial covenant in Section 5.13 as of the end of such fiscal month and if applicable, as of the end of the previous fiscal year; it being understood, that except as otherwise specifically set forth in Section 5.13, each Borrower must comply with the financial covenant set forth therein at all times.

(d) Section 5.22 (Borrower’s Name, Location; Notice of Location Changes) of the Loan Agreement is deleted and replaced with the following:

5.22 Borrower’s Name, Location; Notice of Location Changes. Each Borrower’s names and organizational structures have remained the same since formation, except that prior to November 7, 2014, Shift Technologies, Inc. was known as Shift Technologies Inc. Each Borrower will continue to use only the name set forth on the first page of this Agreement unless such Borrower gives Bank prior written notice of any changes; provided however, Shift may change its name from “Shift Technologies, Inc.” to “Shift Platform, Inc.” as part of the Merger and as contemplated in the Limited Consent. Furthermore, no Borrower shall do business under another name nor use any trade name without giving 10 calendar days’ prior written notice to Bank. No Borrower will change its jurisdiction of organization to another state without prior written notice to Bank. Each Borrower’s address appearing on the signature page hereto is such Borrower’s chief executive office. No Borrower will change its chief executive office without prior written notice to Bank. At Bank’s written request, Borrowers will provide Bank with written confirmation that no change in such Borrower’s name, location, jurisdiction of organization or organizational structure has occurred.

(e) Section 5.25 (Ownership; Maintenance of Collateral; Restrictions on Liens and Dispositions) of the Loan Agreement is deleted and replaced with the following:

5.25 Ownership; Maintenance of Collateral; Restrictions on Liens and Dispositions. Borrowers are the sole owners of the Collateral free of all liens, claims, other encumbrances and security interests except Permitted Liens (defined below). Each Borrower shall: (i) maintain the Collateral in good condition and repair (reasonable wear and tear excepted), and not permit its value to be impaired; (ii) not permit waste, removal or loss of identity of the Collateral; (iii) keep the Collateral free from all liens, executions, attachments, claims, encumbrances and security interests (other than Bank’s security interest and Permitted Liens); (iv) defend the Collateral against all claims and legal proceedings by Persons other than Bank and other Persons holding Permitted Liens; (v) pay and discharge when due all taxes, levies and other charges or fees upon the Collateral except for payment of taxes contested by such Borrower in good faith by appropriate proceedings so long as no levy or lien has been imposed upon the Collateral; (vi) not lease, sell or transfer the Collateral to any party nor move it to any new location outside of the ordinary course of business; (vii) not permit the Collateral, without the consent of Bank, to become a fixture or an accession to other goods; (viii) not permit the Collateral to be used in violation of any applicable law, regulation or policy of insurance; and, (ix) as to the Collateral consisting of instruments and chattel paper, preserve Bank’s rights in it against all other parties not holding Permitted Liens. Notwithstanding the above, each Borrower may sell, lease or transfer inventory in the ordinary course of its business provided that no sale, lease or transfer shall include any transfer or sale in satisfaction (partial or complete) of a debt owed by such Borrower; title will not pass to buyer until such Borrower physically delivers the goods to buyer or such Borrower ships the goods F.O.B. to buyer’s destination; and sales and/or leases to such Borrower’s affiliates shall be for fair market value, cash on delivery, with the proceeds of Financed Vehicles remitted to Bank. The following constitute the only “Permitted Liens”:

1.liens in favor of Bank;

2.liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided that Borrowers maintain adequate reserves in accordance with GAAP;

3.liens securing claims or demands of materialmen, artisans, mechanics, carriers, warehousemen, landlords and other like Persons arising in the ordinary course of a Borrower’s business and imposed without action of such parties, provided that the payment thereof is not delinquent for more than 30 days or that is subject to a good faith dispute;

4.liens arising from judgments, decrees or attachments in circumstances which do not constitute a default under Section 7.1 of this Agreement;

5.the following pledges or deposits, to the extent made in the ordinary course of a Borrower’s business: deposits under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or environmental liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

6.liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums;

7.liens in favor of Lithia securing Borrowers’ obligations under the Lithia Loan Agreement and obligations to reimburse Lithia for any payments made by Lithia under the Lithia Guaranty or any guaranty covering a Supplemental Floor Plan Facility;

8.liens in favor of any lender arising under any Supplemental Floor Plan Facility on Supplemental Floor Plan Collateral provided that any such lender has entered into an intercreditor agreement in form and substance satisfactory to Bank in its reasonable discretion;

9.liens in favor of Stifel Bank provided that such lender has entered into an intercreditor agreement in form and substance satisfactory to Bank in its reasonable discretion;

10.liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods;

11.liens in favor of financial institutions arising in connection with deposit or securities accounts held at such financial institutions, provided that such liens only secure fees and service charges and customary chargebacks or reversals of credits associated with such accounts;

12.liens against cash to secure reimbursement obligations under corporate credit cards permitted under this Agreement;

13.liens against cash to secure letter of credit reimbursement obligations permitted under this Agreement;

14.liens existing on the date hereof and disclosed on Schedule 5.25;

15.purchase money liens on any equipment or other fixed assets hereafter acquired or the assumption of any liens on any such property existing at the time of such acquisition, or a lien incurred in connection with any conditional sale or other title retention agreement or a capital lease;

16.other liens not described above securing obligations other than indebtedness, provided that such liens do not secure obligations in excess of $250,000 in the aggregate at any time; and

17.liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described in clauses (g), (h) and (i) above, provided that any extension, renewal or replacement lien shall be limited to the property encumbered by the existing lien and the principal amount of the Indebtedness being extended, renewed or refinanced (as may have been reduced by any payment thereon) does not increase.

3. Effectiveness. The effectiveness of this Amendment is subject to execution by all parties to the Loan Agreement and satisfaction by Borrowers of such other requirements as Bank may require.

4. Representations and Warranties. Each Borrower and by signing below, Guarantor, reaffirms the representations and warranties made by such Borrower and Guarantor, respectively, in each of the Loan Documents and agrees that (a) each of such representations and warranties are true and correct as though made on the date hereof, except for changes that are permitted by the terms of such Loan Document; (b) except as amended hereby or otherwise amended in writing signed by all parties thereto, the Loan Agreement and the other Loan Documents remain unmodified and in full force and effect in accordance with their terms and (c) neither Borrowers nor any other Loan Party has any defenses, setoffs, counterclaims or claims against the Bank related to any of the Loan Documents or any of the indebtedness or obligations related thereto.

5. Miscellaneous.

(a) Counterparts. This Amendment may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart.

(b) Copies. The Loan Agreement, together with all amendments thereto from time to time, is a “transferable record” as defined in applicable law relating to electronic transactions. Therefore, Bank may, on behalf of Borrowers, create a microfilm or optical disk or other electronic image of the Loan Agreement (and all amendments thereto including, without limitation, this Amendment) that is an authoritative copy of the Loan Agreement as defined in such law. Bank may store the authoritative copy of the Loan Agreement in its electronic form and then destroy the paper original as part of Bank’s normal business practices. Bank, on its own behalf, may control and transfer such authoritative copy as permitted by such law.

(c) References. Any and all references to the Loan Agreement in any instrument or document are hereby amended to refer to the Loan Agreement as amended by this Amendment.

(d) Expenses. Each Borrower agrees to reimburse Bank upon demand for all attorneys’ fees of in-house and outside counsel and all other costs, fees and out-of-pocket expenses incurred by Bank in connection with the preparation, negotiation, execution, and delivery of this Amendment and any other document required to be furnished herewith and in enforcing each Borrower’s obligations hereunder.

6. Entire Agreement; Modification. This Amendment constitutes the entire understanding and agreement of the parties as to the matters set forth herein. No modification or amendment to any of the Loan Documents shall be effective unless in writing signed by the party or parties sought to be charged or bound by such modification or amendment.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY US CONCERNING ANY LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR

SECURED SOLELY BY THE BORROWER’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY US TO BE ENFORCEABLE.

Signature page follows.

SHIFT TECHNOLOGIES, INC.

By: /s/ George Arison
Name: George Arison
Title: Co-Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Gilmore Hector
Name: Gilmore Hector
Title: Vice President

SHIFT OPERATIONS LLC

By: Shift Technologies, Inc., Managing Member

By: /s/ George Arison
Name: George Arison
Title: Co-Chief Executive Officer

ACKNOWLEDGEMENT AND CONSENT OF GUARANTOR
Guarantor hereby acknowledges, consents, and agrees to all terms and conditions of the foregoing Amendment.
LITHIA MOTORS, INC.

By: /s/ Tina Miller
Name: Tina Miller
Title: Senior Vice President and Chief Financial Officer